UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements Of Certain Officers.

Election of Directors

The Board of Directors of Smithfield Foods, Inc. elected Richard T. Crowder as a director on March 9, 2011 and Margaret G. Lewis as a director on March 10, 2011.
Dr. Crowder is a Professor of International Trade at the College of Agriculture and Life Sciences at Virginia Polytechnic Institute and State University. From January 2006 until May 2007, he served as chief agriculture negotiator at the Office of the U.S. Trade Representative, responsible for directing all U.S. agricultural trade negotiations worldwide, including multilateral negotiations in the World Trade Organization, as well as regional and bilateral negotiations. He also served as a senior advisor to the U.S. Trade Representative from May 2007 until April 2008.
Mrs. Lewis is president of HCA's Capital Division, which includes facilities in northern, central and southwestern Virginia, New Hampshire, Indiana and Kentucky. She began her career with HCA in 1978 and held several positions in nursing management and quality management before becoming Chief Nursing Officer of HCA's Richmond Division in 1997. Mrs. Lewis became Chief Operating Officer of CJW Medical Center in 1998 and Chief Executive Officer in 2001. She is a registered nurse and a diplomat of the American College of Healthcare Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: March 14, 2011	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

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